Exhibit 99.1

CarParts.com Announces Exploration of Strategic Alternatives

TORRANCE, Calif.--(BUSINESS WIRE)--CarParts.com (NASDAQ: PRTS), a leading eCommerce destination for automotive parts and accessories, today announced that it is engaged in a process to explore strategic alternatives to maximize shareholder value, including a possible sale of the company, in response to inbound strategic inquiries the company has received. To support this process, CarParts.com’s Board of Directors has engaged Craig-Hallum Capital Group LLC as its financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation as its legal counsel.

David Meniane, CEO of CarParts.com, stated, “Over the last 5 years, we have made significant investments in building a vertically integrated supply chain with a nationwide fulfillment network to support our best-in-class ecommerce experience, mobile app, as well as our marketplaces business. Our future as an independent company is bright. At the same time, we are committed to evaluating a range of strategic alternatives to maximize value for our shareholders.”

CarParts.com has not set a timeline for completion of the exploration of strategic alternatives. There can be no assurance that this process will result in any transaction or other strategic change. CarParts.com does not intend to provide updates on the exploration of strategic alternatives unless and until the company enters into definitive agreements or arrangements with respect to a transaction or otherwise determines that further disclosure is appropriate or required by law.

About CarParts.com, Inc.
CarParts.com, Inc. is a technology-driven eCommerce company offering over 1 million high-quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. With a commitment to affordability and customer satisfaction, CarParts.com simplifies the automotive repair process, aiming to eliminate the uncertainty and stress often associated with vehicle maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections about CarParts.com’s business and its industry, as well as certain assumptions made by CarParts.com. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our exploration of strategic alternatives, the timing thereof, and future prospects. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the ability to identify and complete a transaction as a result of the strategic alternatives process, competitive pressures, our dependence on search engines to attract customers, demand for CarParts.com’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase CarParts.com’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in CarParts.com’s filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in Carparts.com’s Annual Report on Form 10–K and Quarterly Reports on Form 10–Q, which are available at www.carparts.com/investor and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, CarParts.com expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:
Ryan Lockwood
IR@carparts.com